SUBADVISORY AGREEMENT

COHEN & STEERS CAPITAL MANAGEMENT, INC.
280 Park Avenue
New York, New York 10017

October 1, 2009

COHEN & STEERS UK LIMITED
21 Sackville Street
Fourth Floor
London W1 S 3DN
United Kingdom


Dear Sirs:

      We, the undersigned, Cohen & Steers Capital Management, Inc. herewith confirm our agreement with you as follows:
1. We have been retained by Cohen & Steers Global Realty Shares, Inc.
   (the Fund), an open-end, non-diversified management investment company registered under the Investment Company Act of 1940 (the Act), to serve as the Funds investment manager.  In our capacity as
   investment manager, we have been    authorized to invest the
   Funds assets in accordance with the Funds investment objectives, policies and restrictions, all as more fully described in the Registration Statement filed by the Fund under the Securities
   Act of 1933, as amended, and the Act. We hereby provide you with a copy of the Registration Statement and agree to promptly provide you with any amendment thereto. We hereby also provide you with the Articles of Incorporation and By-Laws of the Fund. We have been authorized in our capacity as investment manager to manage the Funds overall portfolio. We also have been authorized to retain you as a subadvisor with respect to that portion of the Funds assets, as from time to time allocated to you by us (the Subadvisor Assets).
2. (a) We hereby employ you to manage the investment and reinvestment of the Subadvisor Assets as above specified and, without limiting the generality of the foregoing, to provide investment recommendations, management and other services specified below.
   (b) Subject to the supervision by the Board of Directors and us, you will make decisions with respect to purchases and sales of Subadvisor Assets. To carry out such decisions, you are hereby authorized, as the Funds agent and attorney-in-fact, for the Funds account and at the Funds risk and in the Funds name, to place orders for the investment and reinvestment of Subadvisor Assets.
   In all purchases, sales and other transactions in Subadvisor
   Assets you are authorized to exercise full discretion and act for the Fund in the same manner and with the same force and effect as we might do with respect to such purchases, sales or other transactions as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sale or other transactions.
   (c) You will make your officers and employees available to us from time to time at reasonable times to review the investment policies of the Fund and to consult with us regarding the investment affairs of the Fund. You will report to us and to the Board of Directors of the Fund at each meeting thereof all changes in the Funds portfolio with respect to Subadvisor Assets since the prior report, and will also keep us and the Board of Directors of the Fund in touch with important developments affecting the Subadvisor Assets and on your own initiative will furnish us and the Board of Directors of the Fund from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the Subadvisor Assets, the industries in which they engage, or the conditions prevailing in the economy generally.
   You will also furnish us and the Funds Board of Directors with such statistical and analytical information with respect to the Subadvisor Assets as you may believe appropriate or as we or the Fund reasonably may request. In making such purchases and sales of the Subadvisor Assets, you will bear in mind the policies set from time to time by the Funds Board of Directors as well as the limitations imposed by the Funds Articles of Incorporation and in the Funds Registration Statement under the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.
   (d) It is understood that you will conform to all applicable rules and regulations of the Securities and Exchange Commission in all material respects and in addition will conduct your activities under this Agreement in accordance with any applicable regulations.
   (e) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect.
3. We shall expect of you, and you will give us and the Fund the benefit of, your best judgment and efforts in rendering these services to us and the Fund, and we and the Fund agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or the Fund or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.
4. By signing this Agreement, you hereby represent to us that you are a registered investment advisor under the Investment Advisers Act of 1940, as amended (Advisers Act) and will continue to be so registered for so long as this Agreement remains in effect;
   you are not prohibited by the Act or the Advisers Act from performing investment advisory services to the Fund; and will immediately notify us of the occurrence of any event that would disqualify you from serving as
   the subadvisor for the Fund or as an investment advisor of any investment company pursuant to Section 9(a) of the Act.
5. In consideration of the foregoing, we will pay you a monthly fee equal on an annual basis to 50% of the management fees received by Cohen & Steers Capital Management, Inc. with respect to the Subadvisor Assets. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. Such fee shall be prorated proportionately to the extent this agreement is not in effect for a full month.
6. This agreement shall become effective on October 1, 2009 and shall remain in effect for two years and may be continued for successive twelve-month periods provided that such continuance is specifically approved at least annually by the Board of Directors of the Fund or by majority vote of the holders of the outstanding voting securities of the Fund
   (as defined in the Act), and, in either case, by a majority of the Funds Board of Directors who are not interested persons as defined in the Act, of any party to this agreement (other than as Directors of our corporation),provided further, however, that if the continuation of this agreement is not approved, you may continue to render the services described herein in the manner to the extent permitted by the Act and the rules and regulations thereunder. This agreement may be terminated at any time, without the payment of any penalty, by us, by a vote of a majority of the outstanding voting securities
   (as so defined) of the Fund or by a vote of a majority of the Board of Directors of the Fund, each on 60 days' written notice to you, or by you on 60 days written notice to us and to the Fund.
7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms transfer, assignment and sale as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.
8. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.
9. This agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

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If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,
COHEN & STEERS CAPITAL MANAGEMENT, INC.




					By:
						Adam M. Derechin
						Chief Operating Officer

Agreed to and accepted
as of the date first set forth above

COHEN & STEERS UK LIMITED



By:
	Joseph Houlihan
	President


Agreed to and accepted
as of the date first set forth above

COHEN & STEERS GLOBAL REALTY SHARES, INC.


By:
	Tina M. Payne
	Assistant Secretary